Sageworks Capital, Inc.
Member FINRA/SIPC

Broker-Dealer Agreement

This agreement (together with exhibits and schedules, the "Agreement") is entered into by and between BioLife4D Corp., a Delaware Corporation ("Client") and Sageworks Capital LLC, a Pennsylvania Limited Liability Company ("Sageworks"). Client and Sageworks agree to be bound by the terms of this Agreement, effective as of August 3, 2017 (the "Effective Date"):

Whereas, Sageworks is a registered broker-dealer providing technology and services in the equity and debt securities market, including offerings conducted via SEC approved exemptions such as Reg D 506(b), 506(c), Regulation A+, Reg CF and others;

Whereas, Client is offering securities directly to the public in an offering exempt from registration under Regulation A+ (the "Offering"); and

Whereas, Client recognizes the benefit of having Sageworks as a service provider for investors who participate in the Offering ("Investors").

Now, Therefore, in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Appointment, Term, and Termination**

a. Client hereby engages and retains Sageworks to provide technology and compliance services at Client's discretion.

b. The Agreement will commence on the Effective Date and will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless any party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term. If Client defaults in performing the obligations under this Agreement, the Agreement may be terminated (i) upon sixty (60) days written notice if Client fails to perform or observe any material term, covenant or condition to be performed or observed by it under this Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Provider or Client proves to be incorrect at any time in any material respect, (iii) in order to comply with a Legal Requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days' written notice if Client or Sageworks commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappeable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors. The description in this section of specific remedies will not exclude the availability of any other remedies. Any delay or failure by Client to exercise any right, power, remedy or privilege will not be construed to be a waiver of

such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege will preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege. All terms of the Agreement, which should reasonably survive termination, shall so survive, including, without limitation, limitations of liability and indemnities, and the obligation to pay Fees relating to Services provided prior to termination.

2. **Services.** Sageworks will perform the services listed on *Exhibit A* attached hereto and made a part hereof, in connection with the Offering (the "Services"). Unless otherwise agreed to in writing by the parties. All services provided by Sageworks will be in accordance with applicable FINRA, SEC and any other related regulatory agencies and will be in compliance with all PATRIOT Act and KYC requirements.

3. **Compensation.** As compensation for the Services, Client shall pay to Sageworks a fee equal to one hundred (100) basis points on the aggregate amount raised by the Client from Investors.

There will also be a $3,000 one-time setup fee. Setup fee to be paid immediately upon the Client's 1-A submittal with the SEC

4. **Regulatory Compliance**

a. Client and all its third-party providers shall at all times (i) comply with direct requests of Sageworks; (ii) maintain all required registrations and licenses, including foreign qualification, if necessary; and (iii) pay all related fees and expenses (including the FINRA Corporate Filing Fee), in each case that are necessary or appropriate to perform their respective obligations under this Agreement. Client shall comply with and adhere to all Sageworks policies and procedures. Sageworks will be responsible for the required FINRA regulatory filings including the Form 5123.

FINRA Corporate filing fee will be a passthrough fee to the client.

Current sample fees: $3,500 for a $20MM offering and $8,000 for a $50MM offering

b. Client and Sageworks will have the shared responsibility for the review of all documentation related to the Transaction but the ultimate discretion about accepting a client will be the sole decision of the Client. Each Investor will be considered to be that of the Client's and NOT Sageworks.

c. Client and Sageworks will each be responsible for supervising the activities and training of their respective sales employees, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

d. Client and Sageworks agree to promptly notify the other concerning any material communications from or with any Governmental Authority or Self Regulatory Organization with respect to this Agreement or the performance of its obligations, unless such notification is expressly prohibited by the applicable Governmental Authority.

5. **Role of Sageworks.** Client acknowledges and agrees that Client will rely on Client's own judgment in using Sageworks' services. Sageworks (i) makes no representations with respect to the quality of any investment opportunity or of any issuer; (ii) does not guarantee the performance to and of any Investor; (iii) will make commercially reasonable efforts to perform the Services in accordance with its specifications; (iv) does not guarantee the performance of any party or facility which provides connectivity to Sageworks; and (v) is not an investment adviser, does not provide investment advice and does not recommend securities transactions and any display of data or other information about an investment opportunity, does not constitute a recommendation as to the appropriateness, suitability, legality, validity or profitability of any transaction. Nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship of any kind. All Sageworks employees are properly licensed. Sageworks is properly licensed in all states except South Dakota. The firm is properly licensed and in good standing with the SEC, FINRA and SIPC.

6. **Indemnification.**

a. Indemnification by Client. Client shall indemnify and hold Sageworks, its affiliates and their representatives and agents harmless from, any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, "Losses"), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, "Proceedings") to the extent they are based upon a breach of this Agreement by Client or the wrongful acts or omissions of Client.

b. Indemnification by Sageworks. Sageworks shall indemnify and hold Client, Client's affiliates and Client's representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, "Losses"), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, "Proceedings") to the extent they are based upon a breach of this Agreement by Sageworks- or the wrongful acts or omissions of Sageworks.

c. Indemnification Procedure. If any Proceeding is commenced against a party entitled to indemnification under this section, prompt notice of the Proceeding shall be given to the party obligated to provide such indemnification. The indemnifying party shall be entitled to take control of the defense, investigation or settlement of the Proceeding and the indemnified party agrees to reasonably cooperate, at the indemnifying party's cost in the ensuing investigations, defense or settlement.

7. **Notices**. Any notices required by this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, or faxed or emailed to the other parties hereto at such addresses as such other parties may designate from time to time for the receipt of such notices. Until further notice, the address of each party to this Agreement for this purpose shall be the following:

If to the Client:

BioLife4D Corp.
5237 Hilltop Rd
Long Grove, IL 60047
Attn: Steven Morris, CEO
Tel: 773-490-5801
smorris@biolife4d.com

If to the Sageworks:

Sageworks Capital, LLC.
252 Bradley Court
Philadelphia, PA 18966
Attn: Vlad Uchenik, CEO
Tel: 215-806-9031
Vlad.uchenik@raiseworks.com

8. Confidentiality and Mutual Non-Disclosure:

a. Confidentiality.

i. Included Information. For purposes of this Agreement, the term "Confidential Information" means all confidential and proprietary information of a party, including but not limited to (i) financial information, (ii) business and marketing plans, (iii) the names of employees and owners, (iv) the names and other personally-identifiable information of users of the Portal, (v) security codes, and (vi) all documentation provided by Client or Investor.

ii. Excluded Information. For purposes of this Agreement, the term "confidential and proprietary information" shall not include (i) information already known or independently developed by the recipient without the use of any confidential and proprietary information, or (ii) information known to the public through no wrongful act of the recipient.

iii. Confidentiality Obligations. During the Term and at all times thereafter, neither party shall disclose Confidential Information of the other party or use such Confidential Information for any purpose without the prior written consent of such other party. Without limiting the preceding sentence, each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses to safeguard its own Confidential Information. Notwithstanding the foregoing, a party may disclose Confidential Information (i) if required to do by order of a court of competent jurisdiction, provided that such party shall notify the other party in writing promptly upon receipt of knowledge of such order so that such other party may attempt to prevent such disclosure or seek a protective order; or (ii) to any applicable governmental authority as required by applicable law. Nothing contained herein shall be construed to prohibit the SEC, FINRA, or other government official or entities from obtaining, reviewing, and auditing any information, records, or data. Issuer acknowledges that regulatory record-keeping requirements, as well as securities industry best practices, require Provider to maintain copies of practically all data, including communications and materials, regardless of any termination of this Agreement. All data and information collected by Sageworks shall be in accordance with all applicable FINRA and other regulatory rules and in compliance with the bookkeeping and record retention requirements of SEC Rules 17-a3 and 17-a4.

9. **Miscellaneous.**

a. ANY DISPUTE OR CONTROVERSY BETWEEN THE CLIENT AND PROVIDER RELATING TO OR ARISING OUT OF THIS AGREEMENT WILL BE SETTLED

BY ARBITRATION BEFORE AND UNDER THE RULES OF THE ARBITRATION COMMITIEE OF FINRA.

b. This Agreement is non-exclusive and shall not be construed to prevent either party from engaging in any other business activities

c. This Agreement will be binding upon all successors, assigns or transferees of Client. No assignment of this Agreement by either party will be valid unless the other party consents to such an assignment in writing. Either party may freely assign this Agreement to any person or entity that acquires all or substantially all of its business or assets. Any assignment by the either party to any subsidiary that it may create or to a company affiliated with or controlled directly or indirectly by it will be deemed valid and enforceable in the absence of any consent from the other party.

d. Neither party will, without prior written approval of the other party, place or agree to place any advertisement in any website, newspaper, publication, periodical or any other media or communicate with the public in any manner whatsoever if such advertisement or communication in any manner makes reference to the other party, to any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, with the other party and to the clearing arrangements and/or any of the Services embodied in this Agreement. Client and Sageworks will work together to authorize and approve co-branded notifications and client facing communication materials regarding the representations in this Agreement. Notwithstanding any provisions to the contrary within, Client agrees that Sageworks may make reference in marketing or other materials to any transactions completed during the term of this Agreement, provided no personal data or Confidential Information is disclosed in such materials. All information obtained from the Investor or about the investor shall be readily available to Client and shall be transferred to client upon request.

e. THE CONSTRUCTION AND EFFECT OF EVERY PROVISION OF THIS AGREEMENT, THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT AND ANY QUESTIONS ARISING OUT OF THE AGREEMENT, WILL BE SUBJECT TO THE STATUTORY AND COMMON LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party

f. If any provision or condition of this Agreement will be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, the validity of the remaining provisions and conditions will not be affected and this Agreement will be carried out as if any such invalid or unenforceable provision or condition were not included in the Agreement.

Sageworks Capital, Inc.
Member FINRA/SIPC

g. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement relating to the subject matter herein. The Agreement may not be modified or amended except by written agreement.

h. This Agreement may be executed in multiple counterparts and by facsimile or electronic means, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

Sageworks Capital, Inc.
Member FINRA/SIPC

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BioLife4D Corp:

By ______________________
Name: Steven Morris
Its: CEO

SAGEWORKS CAPITAL, LLC:

By ______________________
Name: Vlad Uchenik
Its: CEO

Exhibit A

Services:

a. **Sageworks Responsibilities** – Sageworks agrees to:

i. Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to Client whether or not to accept Investor as a customer of the Client. It is agreed between the Client and Sageworks that if there are no exceptions, Sageworks has the authority from Client to process the transaction;

ii. Provide escrow services, if necessary, through a third party qualified Escrow Agent:

iii. Provide technology and payment processing services through Sageworks' third party relationships;

iv. Act as registered agent and broker/dealer of record for the Client. Fulfill any/all individual State requirements for Offering including State filing, reporting and/or notice requirements.

v. Review each investors subscription agreement to confirm such Investors participation in the offering, and provide a determination to Client whether or not to accept the use of the subscription agreement for the Investors participation;

vi. Contact and/or notify the Client, if needed, to gather additional information or clarification on an Investor. Unless specifically communicated by the Client, Sageworks will be responsible for obtaining the additional information;

vii. Not provide any investment advice nor any investment recommendations to any Investor;

viii. Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under this Agreement (e.g. as needed for AML and background checks);

ix. Perform all standard AML, PATRIOT Act, Bad Actor, and other background checks on both the Client and its associated persons.